Exhibit 4.1
EXECUTION VERSION
THIRD AMENDMENT TO THE SECOND AMENDED AND RESTATED CREDIT
AGREEMENT
          THIRD AMENDMENT, dated as of February 5, 2010 (this “Amendment”), to the Second Amended and Restated Credit Agreement, dated as of June 29, 2007 (as heretofore amended, supplemented or otherwise modified, the “Credit Agreement”), among CENTERPOINT ENERGY, INC., a Texas corporation (“Borrower”), the banks and other financial institutions from time to time parties thereto (the “Banks”), CITIBANK, N.A., as syndication agent (in such capacity, the “Syndication Agent”), BARCLAYS BANK PLC, BANK OF AMERICA, N.A. and CREDIT SUISSE, CAYMAN ISLANDS BRANCH, as co-documentation agents, (in such capacities, the “Co-Documentation Agent”), and JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”).
W I T N E S S E T H:
          WHEREAS, the Borrower, the Banks, the Syndication Agent, the Co-Documentation Agents and the Administrative Agent are parties to the Credit Agreement; and
          WHEREAS, the Borrower has requested that the Banks agree to amend a certain provision contained in the Credit Agreement, and the Banks and the Administrative Agent are agreeable to such request upon the terms and subject to the conditions set forth herein;
          NOW, THEREFORE, in consideration of the premises herein contained and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:
          1. Defined Terms. Unless otherwise defined herein, capitalized terms used herein which are defined in the Credit Agreement are used herein as therein defined.
          2. Amendment to Section 1.1 of the Credit Agreement (Certain Defined Terms). Section 1.1 of the Credit Agreement is hereby amended by:
          (a) adding the following new definitions in their appropriate alphabetical order:
          “Applicable Storm” means any hurricane, tropical storm, ice or snow storm, flood or other weather-related event or natural disaster subject to the Texas Recovery Laws.
          “Effective Applicable Storm” means as to any Applicable Storm as to which a Storm Certificate has been received by the Administrative Agent and as to which an Other Covenant Trigger Date has not occurred.
          “Other Covenant Trigger Date” means, for any Applicable Storm as to which a Storm Certificate has been received by the Administrative Agent, the earliest to occur of (x) the issuance, in one or more transactions, of Securitization Securities in respect of all Storm Restoration Cost Recoveries arising in connection with such Applicable Storm, (y) the first anniversary of the delivery of such Storm Certificate, and (z) the revocation by the Borrower of such Storm Certificate in accordance with Section 7.2(i).
          “Storm Certificate Effective Date” means for any Storm Certificate the date of the receipt of such Storm Certificate by the Administrative Agent.
          “Storm Certificate” means, as to any Applicable Storm, a certificate executed by a Responsible Officer of the Borrower certifying that:
     (i) such Responsible Officer reasonably believes that an Applicable Storm has occurred and providing the date of such occurrence and reasonable detail of such Applicable Storm;
     (ii) such Responsible Officer reasonably believes that the system restoration costs (as defined in the Texas Recovery Law) incurred by the Borrower and its Subsidiaries in connection with such Applicable Storm (before giving effect to any insurance, government grants and other recoveries that the Borrower and its Subsidiaries may receive in connection with such Applicable Storm) are reasonably likely to exceed $100,000,000 in a calendar year;
     (iii) the Borrower intends to seek to use securitization financing provided for in the Texas Recovery Law to recover all or a part of such system restoration costs relating to such Applicable Storm;
     (iv) after giving effect to the delivery of such Storm Certificate, the representations and warranties of the Borrower contained in Section 6.1 of the Credit Agreement and in the other Loan Documents are true and correct in all material respects on and as of the date of such certificate (except for (i) those representations or warranties or parts thereof that, by their terms, expressly relate solely to a specific date, in which case such representations and warranties shall be true and correct in all material respects as of such specific date and (ii) the representations and warranties contained in Sections 6.1(j) and (k)), as though made on and as of the date of such certificate; and
     (v) after giving effect to the delivery of such Storm Certificate, no Default or Event of Default has occurred and is continuing.
     (b) amending and restating the following definitions:
          “Securitization Securities” means (i) transition bonds issued pursuant to the Texas Electric Choice Plan if (and only if) no recourse may be had to the Borrower or any of its Subsidiaries (or to their respective assets) for the payment of such obligations, other than the issuer of the bonds and its assets, provided that payment of transition charges by any retail electric provider (“REP”) in accordance with such legislation, whether or not such REP has collected such charges from the retail electric customers, shall not be deemed “recourse” hereunder, including any REP that is a Subsidiary of the

Borrower or a division of an Affiliate of the Borrower or any Affiliate of the Borrower and (ii) bonds issued to securitize the regulatory assets and related rights of the Borrower or any of its Subsidiaries arising in connection with the recovery of the costs or restoration, repair and related matters following Hurricane Ike or any Effective Applicable Storm if (and only if) recourse for the payment of debt service of such bonds is limited to such regulatory assets and related rights; it being understood that obligations of the “servicer” in the form of standard servicer undertakings shall not constitute “recourse”.
          “Storm Restoration Cost Recoveries” means the amount expected or remaining to be collected from customers in respect of the costs and expenses incurred in the repair or replacement of the electric transmission and/or distribution system supporting operations of CenterPoint Electric and its Consolidated Subsidiaries and related recovery arising from Hurricane Ike or any Effective Applicable Storm, as the case may be.
          “Texas Recovery Law” means Section 36.401 et seq. of the Texas Utilities Code, as amended from time to time.
          3. Amendment to Section 7.2(a) of the Credit Agreement (Financial Ratios). Section 7.2(a) of the Credit Agreement is hereby amended by deleting the chart set forth therein in its entirety and inserting in lieu thereof the following new chart:

Period	Ratio
Closing Date through December 31, 2007	5.25:1.00
January 1, 2008 through the Second Amendment Effective Date	5.00:1.00
Second Amendment Effective Date until the Covenant Trigger Date	5.50:1.00
Covenant Trigger Date until the Term Loan Maturity Date	5.00:1.00
; provided, however, during a period after the occurrence of a Storm Certificate Effective Date until the applicable Other Covenant Trigger Date, the applicable ratio shall be 5.50:1.00.
          4. Amendment to Section 7.2 of the Credit Agreement (Negative Covenants). Section 7.2 of the Credit Agreement is hereby amended by adding at the end thereof a new subsection (i) therein as follows:
     (i) Revocation of Storm Certificate. Promptly upon acquiring knowledge that any statement contained in clauses (ii) or (iii) of the definition of Storm Certificate as set forth in an effective Storm Certificate is no longer applicable, fail to revoke such Storm Certificate by delivery of written notice of such revocation to the Administrative Agent.

          5. Conditions to Effectiveness. This Amendment shall become effective as of the date set forth above upon satisfaction of the following conditions precedent:
          (a) the Administrative Agent shall have received counterparts of this Amendment executed by Borrower and the Majority Banks in accordance with Section 10.1 of the Credit Agreement;
          (b) the Administrative Agent shall have received an amendment fee in an amount equal to 0.125% of the Commitment of each Bank which delivers its signature page to this Amendment on or before 5:00 P.M., New York time, on February 5, 2010; and
          (c) all corporate and other proceedings, and all documents, instruments and other legal matters in connection with this Amendment shall be in form and substance reasonably satisfactory to the Administrative Agent.
          6. Reference to and Effect on the Loan Documents; Limited Effect. On and after the date hereof and the satisfaction of the conditions contained in Section 4 of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Bank or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provisions of any of the Loan Documents. Except as expressly amended herein, all of the provisions and covenants of the Credit Agreement and the other Loan Documents are and shall continue to remain in full force and effect in accordance with the terms thereof and are hereby in all respects ratified and confirmed.
          7. Representations and Warranties. The Borrower, as of the date hereof and after giving effect to this Amendment, hereby confirms, reaffirms and restates the representations and warranties made by it in Article VI of the Credit Agreement and otherwise in the Loan Documents to which it is a party (except for those representations or warranties or parts thereof that, by their terms, expressly relate solely to a specific date, in which case such representations and warranties shall be true and correct in all material respects as of such specific date); provided that each reference to the Credit Agreement therein shall be deemed to be a reference to the Credit Agreement after giving effect to this Amendment.
          8. Costs and Expenses. The Borrower agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent.
          9. Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts (which may include counterparts delivered by facsimile transmission) and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Any executed counterpart delivered by facsimile transmission shall be effective as an original for all purposes hereof. The execution and delivery of this Amendment by any Bank shall be binding upon each of its successors and assigns (including Transferees of its Commitments and Loans in whole or in part prior to effectiveness hereof) and binding in respect of all of its Commitments and Loans, including any acquired subsequent to its execution and delivery hereof and prior to the effectiveness hereof.
          10. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first written above.

CENTERPOINT ENERGY, INC.
By:	/s/ Marc Kilbride
	Name:	Marc Kilbride
	Title:	Vice President and Treasurer

JPMORGAN CHASE BANK, N.A., as Administrative Agent and as a Bank
By:	/s/ Robert W. Traband
	Name:	Robert W. Traband
	Title:	Executive Director

Signature Page Third Amendment to CenterPoint Credit Agreement

ABN AMRO BANK N.V., as a Bank
By:	/s/ Michele Costello
	Name:	Michele Costello
	Title:	Director

By:	/s/ Colin Monaghan
	Name:	Colin Monaghan
	Title:	Vice President

Signature Page Third Amendment to CenterPoint Credit Agreement

BANK OF AMERICA, N.A., as a Bank
By:	/s/ Sri Kalyana C. Popuri
	Name:	Sri Kalyana C. Popuri
	Title:	Vice President

Signature Page Third Amendment to CenterPoint Credit Agreement

THE BANK OF NOVA SCOTIA, as a Bank
By:	/s/ Thane Rattew
	Name:	Thane Rattew
	Title:	Managing Director

Signature Page Third Amendment to CenterPoint Credit Agreement

BARCLAYS BANK PLC, as a Bank
By:	/s/ Sam Yoo
	Name:	Sam Yoo
	Title:	Assistant Vice President

Signature Page Third Amendment to CenterPoint Credit Agreement

CITIBANK N.A., as a Bank
By:	/s/ Nietzsche S. Rodricks
	Name:	Nietzsche S. Rodricks
	Title:	Director

Signature Page Third Amendment to CenterPoint Credit Agreement

COMERICA BANK, as a Bank
By:	/s/ Joey Powell
	Name:	Joey Powell
	Title:	Vice President

Signature Page Third Amendment to CenterPoint Credit Agreement

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, F/K/A CREDIT SUISSE, CAYMAN ISLANDS BRANCH, as a Bank
By:	/s/ Mikhail Faybusovich
	Name:	Mikhail Faybusovich
	Title:	Vice President

By:	/s/ Kevin Buddhdew
	Name:	Kevin Buddhdew
	Title:	Associate

Signature Page Third Amendment to CenterPoint Credit Agreement

DEUTSCHE BANK AG NEW YORK BRANCH, as a Bank
By:	/s/ Rainer Meier
	Name:	Rainer Meier
	Title:	Director

By:	/s/ Ming K. Chu
	Name:	Ming K. Chu
	Title:	Vice President

Signature Page Third Amendment to CenterPoint Credit Agreement

FIRST COMMERCIAL BANK NEW YORK AGENCY, as a Bank
By:	/s/ Jenn-Hwa Wang
	Name:	Jenn-Hwa Wang
	Title:	VP & GM

Signature Page Third Amendment to CenterPoint Credit Agreement

HSBC BANK USA, National Association, as a Bank
By:	/s/ William S. Edge III
	Name:	William S. Edge III
	Title:	Managing Director

Signature Page Third Amendment to CenterPoint Credit Agreement

MORGAN STANLEY BANK, N.A., as a Bank
By:	/s/ Ryan Vetsch
	Name:	Ryan Vetsch
	Title:	Authorized Signatory

Signature Page Third Amendment to CenterPoint Credit Agreement

THE NORTHERN TRUST COMPANY, as a Bank
By:	/s/ Keith Burson
	Name:	Keith Burson
	Title:	Vice President

Signature Page Third Amendment to CenterPoint Credit Agreement

ROYAL BANK OF CANADA, as a Bank
By:	/s/ Jay T. Sartain
	Name:	Jay T. Sartain
	Title:	Authorized Signatory

Signature Page Third Amendment to CenterPoint Credit Agreement

SUNTRUST BANK, as a Bank
By:	/s/ Andrew Johnson
	Name:	Andrew Johnson
	Title:	Director

Signature Page Third Amendment to CenterPoint Credit Agreement

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH, as a Bank
By:	/s/ Alan Reiter
	Name:	Alan Reiter
	Title:	Authorized Signatory

Signature Page Third Amendment to CenterPoint Credit Agreement

THE ROYAL BANK OF SCOTLAND PLC, as a Bank
By:	/s/ Emily Freedman
	Name:	Emily Freedman
	Title:	Vice President

Signature Page Third Amendment to CenterPoint Credit Agreement

UBS AG, STAMFORD BRANCH, as a Bank
By:	/s/ Irja R. Otsa
	Name:	Irja R. Otsa
	Title:	Associate Director

By:	/s/ Mary E. Evans
	Name:	Mary E. Evans
	Title:	Associate Director

Signature Page Third Amendment to CenterPoint Credit Agreement

WACHOVIA BANK, N.A., as a Bank
By:	/s/ Shawn Young
	Name:	Shawn Young
	Title:	Director

Signature Page Third Amendment to CenterPoint Credit Agreement

WELLS FARGO BANK, National Association, as a Bank
By:	/s/ Scott D. Bjelde
	Name:	Scott D. Bjelde
	Title:	Senior Vice President